UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2014

Group 1 Automotive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13461	76-0506313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner

Suite 500

Houston, Texas 77024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 647-5700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the settlement of the previously announced tender offer by Group 1 Automotive, Inc. (the “Company”) for the Company’s 3.00% Convertible Senior Notes due 2020 (the “Convertible Notes”), on June 25, 2014, the Company entered into the Partial Unwind Agreement (the “JPM Unwind Agreement”) with JPMorgan Chase Bank, National Association (“JPMorgan”), which amends the terms of the convertible note hedges and warrant agreements entered into in March 2010 with JPMorgan relating to the Convertible Notes. The JPM Unwind Agreement reduces the number of call options under the JPMorgan convertible note hedge agreements to 22,551 call options upon payment therefor. The JPM Unwind Agreement also reduces the number of warrants under the JPMorgan warrant agreements to 303,716 warrants.

In addition, on June 25, 2014, the Company entered into the Partial Unwind Agreement (the “BofA Unwind Agreement”) with Bank of America, N.A. (“BofA”), which amends the terms of the convertible note hedges and warrant agreements entered into in March 2010 with BofA relating to the Convertible Notes. The BofA Unwind Agreement reduces the number of call options under the BofA convertible note hedge agreements to 22,550 call options. The BofA Unwind Agreement also reduces the number of warrants under the BofA warrant agreements to 303,694 warrants upon payment therefor.

Copies of the JPM Unwind Agreement and the BofA Unwind Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the JPM Unwind Agreement and the BofA Unwind Agreement are summaries and are qualified in their entirety by the terms of the JPM Unwind Agreement and the BofA Unwind Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Partial Unwind Agreement between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association dated June 25, 2014.

10.2	Partial Unwind Agreement between Group 1 Automotive, Inc. and Bank of America, N.A., dated June 25, 2014.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

Date: June 25, 2014	By:	/s/ John C. Rickel
Name: John C. Rickel Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Partial Unwind Agreement between Group 1 Automotive, Inc. and JPMorgan Chase Bank, National Association, dated June 25, 2014.

10.2	Partial Unwind Agreement between Group 1 Automotive, Inc. and Bank of America, N.A., dated June 25, 2014.

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